UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2019

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd., Suite 500

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	LMRK	NASDAQ Global Market
8.0% Series A Cumulative Redeemable Preferred Units, $25.00 par value	LMRKP	NASDAQ Global Market
7.9% Series B Cumulative Redeemable Preferred Units, $25.00 par value	LMRKO	NASDAQ Global Market
Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units, $25.00 par value	LMRKN	NASDAQ Global Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2019, Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), Landmark Infrastructure Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Landmark Infrastructure Inc., a Delaware corporation (the “Corporation”), and Landmark Infrastructure Operating Company LLC, a Delaware limited liability company (“Operating LLC,” and together with the Partnership, the General Partner and the Corporation, the “Partnership Parties”) entered into an At-the- Market Issuance Sales Agreement (the “Common Units ATM Agreement”) with B. Riley FBR Inc. as sales agent (the “Agent”). Pursuant to the terms of the Common Units ATM Agreement, the Partnership may sell from time to time through the Agent the Partnership’s common units representing limited partner interests in the Partnership having an aggregate offering price of up to $50,000,000 (the “Common Units”).

Also on May 3, 2019, the Partnership Parties entered into an At-the-Market Issuance Sales Agreement (the “Preferred Units ATM Agreement” and, together with the Common Units ATM Agreement, the “ATM Agreements”) with the Agent. Pursuant to the terms of the Preferred Units ATM Agreement, the Partnership may sell from time to time through the Agent the Partnership’s 8.00% Series A Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership having an aggregate offering price of up to $50,000,000 (the “Preferred Units” and, together with the Common Units, the “ATM Units”).

Sales of the ATM Units, if any, will be made by any method permitted by law deemed to be an “at the market” offering, including ordinary brokers’ transactions through the facilities of the NASDAQ Global Market, to or through a market maker, or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions or as otherwise agreed upon by the Partnership and the Agent. In connection with each sale of the ATM Units pursuant to the applicable ATM Agreement, the Partnership will provide a placement notice to the Agent containing the parameters in accordance with which ATM Units are to be sold, including, but not limited to, the number of ATM Units and the time period during which such sales are requested to be made, subject to the terms and conditions of the applicable ATM Agreement. Preferred Units may not be sold for less than $25.00 per unit in accordance with the Preferred Units ATM Agreement.

The Partnership intends to use the net proceeds from any sales pursuant to the applicable ATM Agreement, after deducting the sales agent’s commissions and the Partnership’s offering expenses, for general partnership purposes, which may include, among other things, the repayment of indebtedness and to potentially fund future acquisitions.

The ATM Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (File No. 333-216190), which was declared effective by the Securities and Exchange Commission on March 27, 2017, and the applicable prospectus supplement thereto.

The ATM Agreements contain customary representations, warranties and agreements by the Partnership Parties, indemnification obligations of the Partnership Parties and the Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the ATM Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each ATM Agreement, which are filed herewith as Exhibits 1.1 and 1.2 and incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1, and legal opinions relating to the Preferred Units are filed herewith as Exhibits 5.2 and 8.2.

The Agent and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	At-the-Market Issuance Sales Agreement, dated as of May 3, 2019, by and among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure Inc., Landmark Infrastructure Operating Company LLC and B. Riley FBR Inc.

1.2	At-the-Market Issuance Sales Agreement, dated as of May 3, 2019, by and among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure Inc., Landmark Infrastructure Operating Company LLC and B. Riley FBR Inc.

5.1	Opinion of Latham & Watkins LLP as to the legality of the offered Common Units.

5.2	Opinion of Latham & Watkins LLP as to the legality of the offered Preferred Units.

8.1	Opinion of Latham & Watkins LLP regarding tax matters related to the Common Units.

8.2	Opinion of Latham & Watkins LLP regarding tax matters related to the Preferred Units.

23.1	Consent of Latham & Watkins LLP (included in its opinions filed as Exhibits 5.1, 5.2, 8.1 and 8.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: May 3, 2019	By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer